                                                                    EXHIBIT 10.3


                             STOCKHOLDERS' AGREEMENT


                  This Stockholders' Agreement (this "AGREEMENT"), is made as of January 26, 2001, by and among GLOBEDRIVE.COM INC., a Delaware corporation (the "COMPANY"), PLANET ZANETT CORPORATE INCUBATOR, INC., a Delaware corporation (the "INVESTOR"), Mr. Yossi Krasnjanski, Mr. Oleg Rabaev, Mr. Eli Yaacoby, Mr. Ravi Adusumilli (each, unless otherwise specifically identified, a "Founder" and, collectively, the "FOUNDERS"), Mr. Gary Miselevich ("MISELEVICH") and such other parties as may from time to time and with the consent of the Company become parties hereto (the Founders, Miselevich and the other parties who become parties hereto being collectively referred to as the "PRINCIPAL STOCKHOLDERS"). This Agreement shall become effective as of the "Agreement Date" as such term is defined in that certain Common Stock Purchase Agreement dated as of even date herewith (the "PURCHASE AGREEMENT") by and between the Company and the Investor.

                                    RECITALS

                  WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the securities of the Company which the Principal Stockholders currently own or may hereafter acquire (collectively, the "SECURITIES") and to provide for certain rights and obligations in respect thereto as hereinafter provided and the parties also wish to agree upon the composition of the Board of Directors.

                  WHEREAS, the execution and delivery of this Agreement by the Company, the Investor and the Principal Stockholders is a condition to the closing of the issuance, sale and purchase of the Common Stock pursuant to the Purchase Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.       RESTRICTIONS ON TRANSFERS.

         1.1      GENERAL PROHIBITION ON TRANSFERS; PERMITTED TRANSFERS.

                  (a) Except as otherwise permitted hereby, no Principal Stockholder shall directly or indirectly sell, assign, pledge, encumber or otherwise transfer to any person or entity (a "TRANSFEREE") any Securities unless the Principal Stockholder has complied with all of the terms of this Agreement. Any purported sale, assignment, pledge, encumbrance or other transfer in violation of any provision of this Agreement shall be void and ineffective and shall not operate to transfer any interest or title to the purported Transferee.

                  (b) The restrictions contained in this Agreement with respect to transfers by Principal Stockholders of Securities shall not apply (i) to repurchases of Securities of a Principal Stockholder pursuant to any stock restriction agreement between the Principal Stockholder and the Company which provides the Company with the right to repurchase such Securities; (ii) to transfers by the Investor to any of its affiliates; provided, however, that such transfers will be made in compliance with applicable Federal and state securities laws and in such a manner as to not affect the exemption from registration under applicable Federal and state securities laws of the initial sale of the Securities made pursuant to that certain Common Stock Purchase Agreement dated the date hereof; (iii) to any transfer of Securities by a Principal Stockholder to any such Principal Stockholder's spouse, parents, siblings (by blood or adoption) or lineal descendants (by blood or adoption);
(iv) to any transfer of Securities by a Principal Stockholder to a trust, partnership, corporation, limited liability company or other similar entity solely for the benefit of such Principal Stockholder or such Principal Stockholder's spouse, parents, siblings or lineal descendants; (v) to any transfer of Securities by a Principal Stockholder, or upon a Principal Stockholder's death to the executors, administrators, testamentary trustees, legatees or beneficiaries of such Principal Stockholder; provided, that in each of clauses (ii) through (v), each transferee, donee, heir or distributee shall, as a condition precedent to such transfer, become a party to this Agreement by executing an Adoption Agreement substantially in the form attached as ANNEX A and shall have all of the rights and obligations of a Principal Stockholder hereunder.

         1.2      RIGHT OF FIRST REFUSAL.

                  (a) Except as otherwise permitted in Section 1.1(b) of this Agreement, transfers of the Securities by Principal Stockholders shall not be permitted unless the Principal Stockholder has complied with this Section
1.2. No Principal Stockholder shall transfer Securities subject to this Section other than pursuant to a bona fide offer. Any Principal Stockholder who intends to transfer any of such Principal Stockholder's Securities (the "PROPOSED SELLER") shall give written notice (the "SELLER'S NOTICE") to the Company and each of the Founders who is not the Proposed Seller and the Investor (each, unless otherwise specifically identified, an "Offeree" and, collectively, (the "OFFEREES") stating that the Proposed Seller intends to make such a transfer, identifying the party who made the bona fide offer (the "PROPOSED TRANSFEREE"), specifying the number of Securities proposed to be transferred pursuant to the bona fide offer (the "FIRST REFUSAL SHARES"), and specifying the per share purchase price which the Proposed Transferee has offered to pay for the First Refusal Shares (the "SALE PRICE"). A copy of the bona fide offer, if available, and a statement of the number of shares held by each of the Investor and the Founders shall be attached to the Seller's Notice, if available.

                  (b) (i) Upon delivery of the Seller's Notice, the Company shall have the irrevocable and exclusive option to purchase, upon delivery to the Proposed Seller within 20 days of delivery of the Seller's Notice, all or any portion of the First Refusal Shares. The Company shall deliver a notice (the "COMPANY NOTICE") to the Proposed Seller and each of the Offerees of its election to purchase such First Refusal Shares within such 20 day period, together with payment to the Proposed Seller of the Sale Price therefor. To the extent that the Company does not elect to purchase all of the First Refusal Shares, each Offeree shall have the irrevocable and exclusive option to purchase up to that number of the remaining First Refusal Shares at the Sale Price as equals the product of (A) the number of remaining First Refusal Shares multiplied by (B) a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Offeree (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) and the denominator of which shall be the number of shares of Common Stock owned by all of the Offerees (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) (the "PROPORTIONATE SHARE"). Upon delivery of the Company Notice, each Offeree shall have 20 days to deliver to the Proposed Seller a written notice stating whether it elects to exercise its option under this Section 1.2(b) and the maximum number of First Refusal Shares (up to all of such Offeree's Proportionate Share) that it is willing to purchase, and such notice shall constitute an irrevocable commitment to purchase such First Refusal Shares, subject only to such conditions as were contained in the bona fide offer.

                           (ii)     If an Offeree does not elect to purchase its
full Proportionate Share, the Proposed Seller shall deliver another written notice to each Offeree that has elected to purchase its full Proportionate Share (a "FULLY EXERCISING OFFEREE") stating the number of unpurchased First Refusal Shares. Each Fully Exercising Offeree shall be entitled, by delivering written notice to the Proposed Seller within five days following the delivery of such notice, to purchase up to all of the remaining First Refusal Shares at the Sale Price. In the event of an oversubscription, the oversubscribed amount shall be allocated among such Fully Exercising Offerees pro rata based on the number of shares of Common Stock (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) owned by each of them. The delivery of the notice of election under this paragraph shall constitute an irrevocable commitment to purchase such First Refusal Shares, subject only to such conditions as were contained in the bona fide offer. The closing of the sale of First Refusal Shares to any exercising Offerees shall occur on or before the fifth business day following the expiration of the first refusal rights under this Section 1.2. At such closing, the Proposed Seller shall deliver a certificate or certificates representing the First Refusal Shares, properly endorsed for transfer, and the exercising Offerees shall deliver payment of the purchase price therefor.

                           (iii)    For the purposes of determining the number
of shares an Offeree is entitled to sell or purchase pursuant to this Agreement, the shares held by the Investor shall be deemed to include any shares of Common Stock (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) held by partners, officers, employees and affiliates of the Investor and any partners, officers or employees of the Investor's affiliates ("AFFILIATES").




                  (c) If any First Refusal Shares are not elected to be purchased pursuant to this Section 1.2, then, subject to Section 1.3 hereof, the Proposed Seller shall be free, for a period of 60 days from the date of the Seller's Notice, to sell the remaining First Refusal Shares to the Proposed Transferee, at a price equal to or greater than the Sale Price and upon terms no more favorable to the Proposed Transferee than those specified in the Notice. Any transfer of the remaining First Refusal Shares by the Proposed Seller after the end of such 60 day period or any change in the terms of the sale as set forth in the Notice which are more favorable to the Proposed Transferee shall give rise anew to the rights provided in the preceding paragraphs.

                  (d) If the Company and/or the Offerees elect to purchase any or all of the First Refusal Shares mentioned in the Seller's Notice, the Company and/or such Offeree shall have the right to purchase the First Refusal Shares for cash consideration whether or not part or all of the consideration specified in the Seller's Notice is other than cash. If part or all of the consideration to be paid for the First Refusal Shares as stated in the Seller's Notice is other than cash, the price stated in such Seller's Notice shall be deemed to be the sum of the cash consideration, if any, specified in such Seller's Notice, plus the fair market value of the non-cash consideration. The fair market value of the non-cash consideration shall be determined by the Board of Directors of the Company, and its judgment as to the fair market value of such non-cash consideration shall be binding upon the Proposed Seller and the other Offerees.

         1.3 RIGHT OF CO-SALE. In the event that all of the First Refusal Shares are not purchased by the Company or the Offerees as provided in Section
1.2 hereof, the Proposed Seller shall deliver a notice to the Investor and the Founders informing the Investor and the Founders of the number of First Refusal Shares not elected to be purchased by the Offerees and the number of First Refusal Shares it, he or she still holds and intends to sell to the Proposed Transferee (the "CO-SALE SHARES"). The Investor and each of the Founders shall have the right, exercisable upon written notice to the Proposed Seller within five days after the giving of such notice by the Proposed Seller, to participate in the Proposed Seller's sale of Co-Sale Shares at the Sale Price. The delivery of the notice of election under this paragraph shall constitute an irrevocable commitment to sell such shares contingent only upon the closing of the proposed sale on the terms communicated in the notice. To the extent the Investor or any Founder exercises such right of participation in accordance with the terms and conditions set forth below, the number of Securities which the Proposed Seller may sell to the Proposed Transferee shall be correspondingly reduced. The right of participation of the Investor and each of the Founders shall be subject to the following terms and conditions:

                  (a) The Investor and each Founder may elect to sell all or any part of that number of shares of the Company held by the Investor or Founder, as the case may be, equal to the product obtained by multiplying (i) the aggregate number of Co-Sale Shares by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) at the time owned by the Investor or Founder, as the case may be, and the denominator of which is the combined number of shares of Common Stock of the Company (assuming full conversion and exercise of convertible and exercisable securities into Common Stock) at the time owned by the Proposed Seller, the Investor and each Founder exercising his right under this Section
1.3 (the "CO-SALE SHARE").

                  (b) The Investor and each Founder, as the case may be, shall (i) effectuate the sale by promptly delivering to the Proposed Seller for transfer to the Proposed Transferee one or more certificates, properly endorsed for transfer, which represent the number of shares of

Common Stock which the Investor or Founder, as the case may be, elects to sell and (ii) provide a written representation and warranty to the Proposed Transferee that the shares of capital stock represented by such certificates are free and clear of all pledges, liens and other encumbrances and that the person transferring on behalf of the Investor or Founder, as the case may be, has requisite power to do so.

                  (c) The stock certificates which the Investor or any Founder delivers to the Proposed Seller shall be transferred by the Proposed Seller to the Proposed Transferee in consummation of the sale pursuant to the terms and conditions specified in the Sellers' Notice, and the Proposed Seller shall instruct the Proposed Transferee to remit directly to the Investor and each Founder, respectively, that portion of the Sale Price to which the Investor and each Founder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase securities from the Investor or any Founder, the Proposed Seller shall not sell to such prospective purchaser or purchasers any Securities unless and until, simultaneously with such sale, the Proposed Seller shall purchase such securities from the Investor and each Founder for the same consideration and on the same terms and conditions as the proposed transfer described in the Seller's Notice.

         1.4 ADDITIONAL TRANSACTIONS. The exercise or non-exercise of the rights of the Investor and the Founders hereunder to participate in one or more sales made by a Proposed Seller shall not adversely affect their respective rights to participate in subsequent sales by such Proposed Seller or other Principal Stockholders.

         2.       LEGENDED CERTIFICATES

         2.1 PRINCIPAL STOCKHOLDERS' STOCK. Each certificate representing shares of the Securities now or hereafter owned by the Investor or the Principal Stockholders or their permitted Transferees pursuant to clauses (ii) through
(iv) of Section 1.1(b) shall be endorsed with the following legend:

                           "THE SHARES REPRESENTED HEREBY MAY NOT BE VOTED,
                  SOLD, ASSIGNED, PLEDGED, ENCUMBERED, OR OTHERWISE TRANSFERRED EXCEPT IN CONFORMITY WITH THE TERMS OF A STOCKHOLDERS' AGREEMENT AMONG THE HOLDER (OR THE PREDECESSOR IN INTEREST TO THE SHARES), THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

                  The legend required under Section 2.1 hereof shall be removed upon termination of this Agreement in accordance with the provisions of Section 5.1.

         3.       PROHIBITED TRANSFERS

         3.1 GRANT. In the event that any Proposed Seller should sell any Securities in contravention of the participation rights of the Investor or the Founders under Section 1.3 of this Agreement (a "PROHIBITED TRANSFER"), the Investor and the Founders shall have the put option provided in Section 3.2.

         3.2 PUT OPTION. In the event of a Prohibited Transfer, the Investor and each Founder shall have the option to sell to the Proposed Seller a number of shares of Common Stock of the Company equal to the number of shares that the Investor and each Founder would have been entitled to sell had such Prohibited Transfer been effected in accordance with Article 1 hereof, on the following terms and conditions:

                  (a) The price per share at which the shares are to be sold to the Proposed Seller shall be equal to the price per share paid to the Proposed Seller by the third-party purchaser or purchasers of the Proposed Seller's Securities.

                  (b) The Investor and each Founder shall deliver to the Proposed Seller, within 30 days after they have received notice from the Proposed Seller or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                  (c) The Proposed Seller shall, upon receipt of the certificates for the repurchased shares, pay the aggregate purchase price therefor provided for in this Article 3, by delivery of consideration in the same form such Proposed Seller received for the Securities sold in the Prohibited Transfer and shall reimburse the Investor and each Founder for any expenses incurred, including legal fees and expenses.

         4.       VOTING PROVISIONS.

         4.1 VOTING AGREEMENT. The Investor and the Principal Stockholders agree that in any election of directors of the Company, they shall vote all shares of capital stock of the Company owned or controlled by them to elect a Board of Directors consisting of four (4) directors designated by the holders of a majority of the Common Stock ("COMMON DIRECTORS") and one (1) director designated by the holders of a majority of Common Stock then owned by the Investor (the "Investor Director").

         4.2 ELECTIONS, VACANCIES, REMOVAL. The Investor and each Principal Stockholder agrees to use its, his or her best efforts to cause the Investor Director and the Common Directors to be elected to the Board of Directors as provided in Section 4.1. In the event of any vacancy in the Board of Directors, the Investor and each Principal Stockholder agrees to vote all shares of capital stock owned or controlled by them and to otherwise use their best efforts to fill such vacancy so that the Board of Directors of the Company will include directors designated as provided in Section 4.1. The Investor and each Principal Stockholder agrees to vote all shares of capital stock owned or controlled by them for the removal of (a) the Investor Director whenever (but only whenever) there shall be presented to the Board of Directors the written direction that such Investor Director be removed, signed by the holders of a majority of the Common Stock owned by the Investor or (b) a Common Director whenever (but only whenever) there shall be presented to the Board of Directors the written direction that such Common Director be removed, signed by the holders of a majority of the Common Stock.


         5.       GENERAL.

         5.1 TERMINATION. This Agreement shall terminate upon the occurrence of, and shall not be applicable to, any of the following events:

               (a) the liquidation, dissolution or indefinite cessation of the business operations of the Company, or a merger, recapitalization, reorganization or sale of all or substantially all of the assets of the Company which will result in the Company's stockholders immediately prior to such event not holding at least 50% of the voting power of the surviving, continuing or purchasing entity immediately after such event;

               (b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

               (c) the closing of the sale of the Company's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, at an offering price per share of Common Stock (prior to underwriter commissions and expenses) equal to or exceeding ten
(10) times the price per share paid by Investor to purchase shares of the Company's Common Stock pursuant to the Purchase Agreement, if any (as adjusted for any stock dividends, combinations, splits and similar events) and with aggregate proceeds to the Company and/or any selling stockholders therein (if any) of at least $20,000,000 (a "QUALIFIED PUBLIC OFFERING"); or

               (d) the written agreement of the Company and the holders of at least a majority of the shares of Common Stock held by the Investor hereunder and by the holders of a majority of the shares of Common Stock held by all the Principal Stockholders hereunder.

         5.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address for such party (or at such other address for a party as shall be specified by like notice):

                  (i)      in the case of the Company:

                           GlobeDrive.Com Inc.
                           40 Exchange Place, Suite 1501

                           New York, NY 10005
                           Attention: Mr. Yossi Krasnjanski
                           President & CEO

                           with a copy (which shall not constitute notice hereunder) to:

                           Aieta & Greco
                           73 Spring Street, Suite 601
                           New York, NY 10012
                           Attention: Paul V. Greco, Esquire

                  (ii)     in the case of the Investor:

                           Planet Zanett Corporate Incubator, Inc.
                           135 East 57th Street
                           15th Floor
                           New York, NY 10022
                           Attn: Claudio Guazzoni

                           with a copy (which shall not constitute notice hereunder) to:

                           Klehr, Harrison, Harvey, Branzburg & Ellers, LLP 260 S. Broad Street
                           Philadelphia, PA 19102
                           Attention: Stephen T. Burdumy, Esquire

                  (iii) in the case of a Principal Stockholder, to the address for such Principal Stockholder listed on SCHEDULE A hereto.

                  Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by telecopier shall be confirmed promptly after transmission in writing by certified mail, commercial delivery service or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

         5.3 SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. By their execution hereof or of an Adoption Agreement attached hereto as ANNEX A, each party hereto hereby appoints the Company as its attorney-in- fact for the sole purpose of executing Adoption Agreements with any subsequent permitted transferees.

         5.4 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason be held to be invalid, illegal or unenforceable, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision had never been contained herein.

         5.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. Other than with respect to amendments to SCHEDULE A hereto, any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by the Company, the holders of at least a majority of the shares of Common Stock held by the Investor hereunder and by the holders of a majority of the shares of Common Stock held by all the Principal Stockholders hereunder. Any waiver hereunder shall be effective only if evidenced by a written instrument executed by the holders of at least a majority of the shares of Common Stock held by the Investor or by the holders of a majority of the shares of Common Stock held by all the Principal Stockholders, as the case may be, whose rights are being waived.

         5.6 GOVERNING LAW. This Agreement shall be governed by a construed exclusively in accordance with the internal laws of the State of Delaware, excluding that body of law relating to conflict of laws and choice of law. The parties consent to the exclusive jurisdiction of Delaware in which to bring a cause of action.

         5.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same instrument.

         5.8 REMEDIES. The parties hereto shall have all remedies for breach of this Agreement available to them as provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to any other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that, in the event any action or proceeding is brought in equity or to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law.

               [SIGNATURE PAGES FOLLOW ON NEXT SUCCEEDING PAGE(S)]

                  IN WITNESS WHEREOF, the parties have executed this Stockholders' Agreement on the day and year indicated above.

                                 THE COMPANY:

                                 GLOBEDRIVE.COM INC.


                                 By:
                                    -------------------------------------------
                                     Name: Yossi Kranjanski
                                     Title:   President & CEO

                                 INVESTOR:

                                 PLANET ZANETT CORPORATE INCUBATOR,
                                 INC.


                                 By:
                                    -------------------------------------------
                                       Name:  David McCarthy
                                       Title: Chief Operating Officer

                                 PRINCIPAL STOCKHOLDERS:


                                 ----------------------------------------------
                                 Yossi Krasnjanski


                                 ----------------------------------------------
                                 Oleg Rabaev


                                 ----------------------------------------------
                                 Eli Yaacoby


                                 ----------------------------------------------
                                 Ravi Adusumilli


                                 ----------------------------------------------
                                 Gary Miselevich

                                   SCHEDULE A
                       SCHEDULE OF PRINCIPAL STOCKHOLDERS


Yossi Krasnjanski
3 Kakiat lane
Spring Valley, NY 10977

Eli Yaacoby
709 Jefferson Ave.
Cliffside Park, NJ 07010

Gary Miselivich
800 Palisades Ave., Apt# 807
Fort Lee, NJ 07024

Oleg Rabaev
23 Voyager Court
Monsey, NY 10952

Ravi Adusumilli

                                     ANNEX A

                               ADOPTION AGREEMENT

                  This Adoption Agreement ("ADOPTION AGREEMENT") is executed by the undersigned (the "TRANSFEREE") pursuant to the terms of that certain Stockholders' Agreement dated as of ____________ __, 200_ (the "AGREEMENT") by and among GlobeDrive.com, Inc., Planet Zanett Corporate Incubator, Inc. and certain Principal Stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

                  1. ACKNOWLEDGMENT. Transferee acknowledges that Transferee is acquiring certain securities of the Company (the "SECURITIES"), subject to the terms and conditions of the Agreement.

                  2. AGREEMENT. Transferee (i) agrees that the Securities acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a party thereto.

                  3. NOTICE. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee's signature below.

                  EXECUTED AND DATED this __ day of _________________, 200_.


                                    TRANSFEREE:



                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------
                                    Address:
                                             ----------------------------------
                                    Fax:
                                        ---------------------------------------


                                    Spouse: (if applicable):


                                    Name:
                                          -------------------------------------

                  Accepted and agreed to by the Company on behalf of itself and pursuant to Section 5.3 on behalf of the other parties to the Agreement.



                                   GLOBEDRIVE.COM INC.


                                   By:
                                       ----------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                          -------------------------------------







                                       -2-